OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
                                505 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 753-7200

                                                     April 13, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

                  Re:      Hospitality Worldwide Services, Inc. -
                           REGISTRATION STATEMENT ON FORM S-3

Gentlemen:

                  Reference is made to the Registration Statement on Form S-3 dated the date hereof (the "Registration Statement"), filed with the Securities and Exchange Commission by Hospitality Worldwide Services, Inc., a New York corporation (the "Company"). The Registration Statement relates to an aggregate of 514,117 Common Shares, $.01 par value, of the Company (the "Shares") that were issued by the Company in connection with the acquisition by the Company of Bekins Distribution Services Co., Inc.

                  We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and By-laws of the Company, minutes of meetings of the Board of Directors and shareholders of the Company, and such other documents, instruments and certificates of officers and representatives of the Company and public officials, and we have made such examination of the law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

                  Based upon the foregoing, we are of the opinion that the Shares have been duly and validly issued, fully paid and non-assessable.



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Securities and Exchange Commission
April 13, 1998
Page -2-


                  We are members of the Bar of the State of New York and we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America.

                  We consent to the reference to this firm under the caption "Legal Matters" in the Prospectus.



                                       Very truly yours,



                                      /S/ OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
                                      ------------------------------------------
                                          OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP